Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2016 Results

LAS VEGAS, July 28, 2016 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the second quarter ended June 30, 2016.

Net revenues were $1.06 billion for the second quarter of 2016, compared to $1.04 billion in the same period of 2015. The increase was the result of a 3.6% increase from our Macau Operations, partially offset by a 1.1% decrease from our Las Vegas Operations.

On a U.S. GAAP basis, net income attributable to Wynn Resorts, Limited was $70.4 million, or $0.69 per diluted share, for the second quarter of 2016, compared to $56.5 million, or $0.56 per diluted share, in the same period of 2015. Adjusted net income attributable to Wynn Resorts, Limited (1) was $108.7 million, or $1.07 per diluted share, for the second quarter of 2016, compared to $75.0 million, or $0.74 per diluted share, in the same period of 2015.

Adjusted Property EBITDA (2) was $312.7 million for the second quarter of 2016, a 5.8% increase from $295.4 million in the same period of 2015. The increase was the result of a 9.8% increase from our Macau Operations and a 0.2% increase from our Las Vegas Operations.

Wynn Resorts, Limited also announced today that the Company has approved a cash dividend of $0.50 per share, payable on August 23, 2016 to stockholders of record as of August 11, 2016.

Macau Operations

Net revenues from our Macau Operations were $639.3 million for the second quarter of 2016, a 3.6% increase from $617.0 million in the same period of 2015. Adjusted Property EBITDA from our Macau Operations was $190.4 million for the second quarter of 2016, a 9.8% increase from $173.4 million in the same period of 2015.

Casino revenues from our Macau Operations were $609.8 million for the second quarter of 2016, a 5.2% increase from $579.5 million in the same period of 2015. Table games turnover in the VIP segment was $11.84 billion, a 23.8% decrease from $15.54 billion in the second quarter of 2015. VIP table games win as a percentage of turnover (calculated before commissions) was 3.98%, above the expected range of 2.7% to 3.0% and the 2.92% we experienced in the second quarter of 2015. The average number of VIP tables decreased to 183 for the second quarter of 2016, compared to 247 in the same period of 2015. Table drop in the mass market segment was $1.17 billion, a 1.7% decrease from $1.19 billion in the second quarter of 2015. Table games win in the mass market segment was $235.2 million, a 12.7% increase from $208.6 million in the second quarter of 2015. Table games win percentage in the mass market segment was 20.0%, above the 17.5% experienced in the second quarter of 2015. Slot machine handle was $806.5 million, a 21.5% decrease from $1.03 billion in the second quarter of 2015, which drove a decline in slot win of 34.8% to $33.3 million.

Non-casino revenues before promotional allowances from our Macau Operations were $68.1 million for the second quarter of 2016, a 12.7% decrease from the $78.1 million in the same period of 2015. Room revenues decreased 5.8%, to $29.3 million for the second quarter of 2016, compared to $31.1 million in the same period of 2015. Our average daily rate ("ADR") remained flat at $321, compared to the same period of 2015. Occupancy decreased to 91.5% for the second quarter of 2016, compared to 96.4% in the same period of 2015. Revenue per available room ("REVPAR") was $294, a 5.2% decrease from $310 in the second quarter of 2015.

Las Vegas Operations

Net revenues from our Las Vegas Operations were $419.0 million for the second quarter of 2016, a 1.1% decrease from $423.5 million in the same period of 2015. Adjusted Property EBITDA from our Las Vegas Operations was $122.3 million, a 0.2% increase from $122.0 million in the second quarter of 2015.

Casino revenues from our Las Vegas Operations were $132.9 million for the second quarter of 2016, a 1.3% decrease from $134.7 million in the same period of 2015. Table games drop was $427.4 million, a 16.1% decrease from $509.3 million in the second quarter of 2015. Table games win was $96.1 million, a 3.2% decrease from $99.3 million in the second quarter of 2015. Table games win percentage was 22.5%, within the property’s expected range of 21% to 25% and above the 19.5% experienced in the second quarter of 2015. Slot machine handle was $750.4 million, a 5.4% increase from $712.1 million in the second quarter of 2015, and slot win decreased 4.4% to $48.7 million.

Non-casino revenues before promotional allowances from our Las Vegas Operations were $327.4 million for the second quarter of 2016, a 0.9% decrease from $330.3 million in the same period of 2015. Room revenues increased 4.4%, to $113.6 million for the second quarter of 2016, compared to $108.8 million in the same period of 2015. ADR was $308, a 6.6% increase from $289 in the second quarter of 2015. Occupancy decreased to 85.3% for the second quarter of 2016, compared to 88.4% in the same period of 2015. REVPAR was $263, a 3.1% increase from $255 in the second quarter of 2015. Food and beverage revenues decreased 5.0%, to $153.9 million for the second quarter of 2016, compared to the same period of 2015. Entertainment, retail and other revenues increased 0.9%, to $59.9 million for the second quarter of 2016, compared to the same period of 2015.

Wynn Palace Project in Macau

The Company is currently constructing Wynn Palace, an integrated resort containing a 1,700-room hotel, a performance lake, and a wide range of amenities, including meeting, retail, food and beverage, and casino spaces, in the Cotai area of Macau. We have a $2.7 billion guaranteed maximum price ("GMP") contract for the project’s construction costs. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is approximately $4.2 billion. Wynn Palace is scheduled to open on August 22, 2016.

During the second quarter of 2016, we invested approximately $151.2 million in Wynn Palace, taking the total investment to $3.87 billion through June 30, 2016.

We believe that we will receive an allocation of approximately 100 table games for Wynn Palace, with additional table games allocated to us post-opening. While we have not yet received formal notification of our table games allocation, if we receive an allocation of 100 new table games, we expect to move approximately 250 table games from Wynn Macau to Wynn Palace resulting in approximately 350 table games at Wynn Palace and 270 table games at Wynn Macau.

Wynn Boston Harbor Project in Massachusetts

In November 2014, the Company was awarded a gaming license to develop and construct Wynn Boston Harbor, an integrated resort in Everett, Massachusetts, adjacent to Boston. Wynn Boston Harbor will be located on a 33-acre site along the Mystic River and will contain a hotel, a waterfront boardwalk, meeting space, casino space, a spa, retail offerings and food and beverage outlets. The total project budget, including construction costs, capitalized interest, pre-opening costs and land costs, is estimated to be between $1.9 billion and $2.1 billion. We remain engaged in site remediation, site preparation and pre-construction activities.

Balance Sheet

Our cash and cash equivalents and investment securities at June 30, 2016 were $2.21 billion.

Total debt outstanding at the end of the quarter was $9.46 billion, including $4.20 billion of Macau debt, $3.17 billion of Wynn Las Vegas debt and $2.09 billion at the parent company and other.

Conference Call Information

The Company will hold a conference call to discuss its results on July 28, 2016 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to

(and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) “Adjusted net income attributable to Wynn Resorts, Limited” is net income before pre-opening costs, property charges and other, change in interest rate swap fair value, change in Redemption Note fair value, loss on extinguishment of debt, net of noncontrolling interest and taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with U.S. generally accepted principles ("GAAP") because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) “Adjusted Property EBITDA” is net income before interest, taxes, depreciation and amortization, pre-opening costs, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value and other non-operating income and expenses, and includes equity in income (loss) from unconsolidated affiliates. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents Adjusted Property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, Wynn Resorts’ calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income to Adjusted Property EBITDA, and (iii) Adjusted Property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating revenues:
Casino	$742,659	$714,208	$1,475,389	$1,540,307
Rooms	142,847	139,912	278,439	271,967
Food and beverage	170,631	181,016	301,075	317,029
Entertainment, retail and other	82,031	87,459	164,026	177,835
Gross revenues	1,138,168	1,122,595	2,218,929	2,307,138
Less: promotional allowances	(79,804)	(82,137)	(162,887)	(174,442)
Net revenues	1,058,364	1,040,458	2,056,042	2,132,696
Operating costs and expenses:
Casino	470,372	466,535	922,912	990,588
Rooms	38,040	37,584	75,749	74,270
Food and beverage	105,727	110,952	185,147	187,358
Entertainment, retail and other	37,674	38,997	75,973	79,291
General and administrative	119,505	113,707	236,950	235,907
Provision for doubtful accounts	2,478	4,302	3,184	10,381
Pre-opening costs	45,949	16,875	79,718	32,966
Depreciation and amortization	79,749	81,913	157,720	164,779
Property charges and other	11,331	472	12,852	2,976
Total operating costs and expenses	910,825	871,337	1,750,205	1,778,516
Operating income	147,539	169,121	305,837	354,180
Other income (expense):
Interest income	2,783	1,498	6,262	3,190
Interest expense, net of amounts capitalized	(69,257)	(75,236)	(114,029)	(153,219)
Change in interest rate swap fair value	(1,036)	(1,114)	(2,861)	(5,723)
Decrease in Redemption Note fair value	7,982	—	2,979	—
Loss on extinguishment of debt	—	(3,839)	—	(120,033)
Equity in income (loss) from unconsolidated affiliates	—	(127)	16	70
Other	(1,462)	198	(1,945)	1,331
Other income (expense), net	(60,990)	(78,620)	(109,578)	(274,384)
Income before income taxes	86,549	90,501	196,259	79,796
Benefit (provision) for income taxes	2,893	(13,298)	(1,025)	(16,495)
Net income	89,442	77,203	195,234	63,301
Less: net income attributable to noncontrolling interest	(19,051)	(20,743)	(49,622)	(51,442)
Net income attributable to Wynn Resorts, Limited	$70,391	$56,460	$145,612	$11,859
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.69	$0.56	$1.44	$0.12
Diluted	$0.69	$0.56	$1.43	$0.12
Weighted average common shares outstanding:
Basic	101,438	101,157	101,415	101,146
Diluted	101,881	101,710	101,792	101,795
Dividends declared per common share:	$0.50	$0.50	$1.00	$2.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to Wynn Resorts, Limited	$70,391	$56,460	$145,612	$11,859
Pre-opening costs	45,949	16,875	79,718	32,966
Property charges and other	11,331	472	12,852	2,976
Change in interest rate swap fair value	1,036	1,114	2,861	5,723
Decrease in Redemption Note fair value	(7,982)	—	(2,979)	—
Loss on extinguishment of debt	—	3,839	—	120,033
Income tax impact on adjustments	(469)	—	(83)	—
Noncontrolling interest impact on adjustments	(11,585)	(3,788)	(19,778)	(7,778)
Adjusted net income attributable to Wynn Resorts, Limited	$108,671	$74,972	$218,203	$165,779
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.07	$0.74	$2.14	$1.63

Weighted average common shares outstanding - diluted	101,881	101,710	101,792	101,795

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended June 30, 2016
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$84,963	$46,361	$16,215	$147,539
Pre-opening costs	39,338	1,429	5,182	45,949
Depreciation and amortization	31,111	45,752	2,886	79,749
Property charges and other	1,261	10,070	—	11,331
Management and license fees	24,373	13,197	(37,570)	—
Corporate expense and other	5,523	4,852	7,439	17,814
Stock-based compensation	3,820	629	5,848	10,297
Adjusted Property EBITDA	$190,389	$122,290	$—	$312,679

	Three Months Ended June 30, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$93,347	$58,502	$17,272	$169,121
Pre-opening costs	11,041	—	5,834	16,875
Depreciation and amortization	34,357	45,249	2,307	81,913
Property charges and other	1,461	(922)	(67)	472
Management and license fees	23,876	13,323	(37,199)	—
Corporate expense and other	5,291	5,135	6,412	16,838
Stock-based compensation	4,018	808	5,510	10,336
Equity in loss from unconsolidated affiliates	—	(58)	(69)	(127)
Adjusted Property EBITDA	$173,391	$122,037	$—	$295,428

			Three Months Ended June 30,
			2016	2015
Adjusted Property EBITDA			$312,679	$295,428
Pre-opening costs			(45,949)	(16,875)
Depreciation and amortization			(79,749)	(81,913)
Property charges and other			(11,331)	(472)
Corporate expense and other			(17,814)	(16,838)
Stock-based compensation			(10,297)	(10,336)
Interest income			2,783	1,498
Interest expense, net of amounts capitalized			(69,257)	(75,236)
Change in interest rate swap fair value			(1,036)	(1,114)
Decrease in Redemption Note fair value			7,982	—
Loss on extinguishment of debt			—	(3,839)
Other			(1,462)	198
Benefit (provision) for income taxes			2,893	(13,298)
Net income			89,442	77,203
Less: net income attributable to noncontrolling interest			(19,051)	(20,743)
Net income attributable to Wynn Resorts, Limited			$70,391	$56,460

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Six Months Ended June 30, 2016
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$185,516	$91,373	$28,948	$305,837
Pre-opening costs	65,597	2,135	11,986	79,718
Depreciation and amortization	60,922	90,946	5,852	157,720
Property charges and other	2,627	10,225	—	12,852
Management and license fees	47,136	25,522	(72,658)	—
Corporate expense and other	11,923	9,690	14,384	35,997
Stock-based compensation	7,913	1,407	11,488	20,808
Equity in income from unconsolidated affiliates	—	16	—	16
Adjusted Property EBITDA	$381,634	$231,314	$—	$612,948

	Six Months Ended June 30, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$224,293	$106,102	$23,785	$354,180
Pre-opening costs	20,540	—	12,426	32,966
Depreciation and amortization	68,558	91,489	4,732	164,779
Property charges and other	1,695	1,109	172	2,976
Management and license fees	50,933	21,454	(72,387)	—
Corporate expense and other	11,279	11,098	20,103	42,480
Stock-based compensation	8,435	1,472	11,089	20,996
Equity in income (loss) from unconsolidated affiliates	—	(10)	80	70
Adjusted Property EBITDA	$385,733	$232,714	$—	$618,447

			Six Months Ended June 30,
			2016	2015
Adjusted Property EBITDA			$612,948	$618,447
Pre-opening costs			(79,718)	(32,966)
Depreciation and amortization			(157,720)	(164,779)
Property charges and other			(12,852)	(2,976)
Corporate expense and other			(35,997)	(42,480)
Stock-based compensation			(20,808)	(20,996)
Interest income			6,262	3,190
Interest expense, net of amounts capitalized			(114,029)	(153,219)
Change in interest rate swap fair value			(2,861)	(5,723)
Decrease in Redemption Note fair value			2,979	—
Loss on extinguishment of debt			—	(120,033)
Other			(1,945)	1,331
Provision for income taxes			(1,025)	(16,495)
Net income			195,234	63,301
Less: net income attributable to noncontrolling interest			(49,622)	(51,442)
Net income attributable to Wynn Resorts, Limited			$145,612	$11,859

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Macau Operations:
VIP
Average number of table games	183	247	186	250
VIP turnover	$11,841,200	$15,537,003	$25,311,139	$32,664,669
VIP table games win	$470,976	$453,203	$849,628	$933,568
VIP table games win as a % of turnover	3.98%	2.92%	3.36%	2.86%
Table games win per unit per day (1)	$28,239	$20,177	$25,052	$20,665
Mass market
Average number of table games	238	223	242	218
Table drop (2)	$1,173,234	$1,193,916	$2,383,334	$2,474,260
Table games win	$235,197	$208,620	$482,697	$488,180
Table games win %	20.0%	17.5%	20.3%	19.7%
Table games win per unit per day (1)	$10,853	$10,274	$10,974	$12,339

Average number of slot machines	775	707	778	678
Slot machine handle	$806,453	$1,027,557	$1,902,790	$2,067,172
Slot machine win	$33,330	$51,138	$83,771	$98,916
Slot machine win per unit per day (3)	$472	$795	$591	$806

Room statistics
Occupancy	91.5%	96.4%	93.1%	96.9%
ADR (4)	$321	$321	$323	$326
REVPAR (5)	$294	$310	$300	$316

Las Vegas Operations:
Average number of table games	237	235	237	236
Table drop (2)	$427,418	$509,309	$902,580	$1,082,921
Table games win	$96,138	$99,313	$221,184	$234,992
Table games win %	22.5%	19.5%	24.5%	21.7%
Table games win per unit per day (1)	$4,450	$4,650	$5,121	$5,501

Average number of slot machines	1,885	1,868	1,887	1,861
Slot machine handle	$750,380	$712,147	$1,467,840	$1,474,331
Slot machine win	$48,742	$51,010	$98,327	$99,427
Slot machine win per unit per day (3)	$284	$300	$286	$295

Room statistics
Occupancy	85.3%	88.4%	83.5%	85.7%
ADR (4)	$308	$289	$303	$286
REVPAR (5)	$263	$255	$253	$245

(1) Table games win per unit per day is shown before discounts and commissions, as applicable.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table’s drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

(3) Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms available.
SOURCE:
Wynn Resorts, Limited
CONTACT:
Mark Strawn
702-770-7555
investorrelations@wynnresorts.com